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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of CoreComm Merger Sub, Inc. for the registration of 60,000,000 shares of its common stock and to the incorporation by reference of our report dated February 26, 1999 (except for note 16, as to which the date is September 2, 1999), with the respect to the financial statements of OCOM Corporation Telecoms Division, included in CoreComm Limited's Annual Report (Form 10-K) for the year ended December 31, 1999 filed, with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

New York, New York
August 15, 2000